Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan Doorley
Jon Levenson, Senior Vice President	Sard Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusre.bm
Roddy Watt / Tony Friend
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES SECOND QUARTER 2009 RESULTS
ANNUALIZED RETURN ON AVERAGE EQUITY OF 26.4% AND
ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY OF 21.2%
Diluted Book Value Per Share of $26.08 at June 30, 2009
Hamilton, Bermuda, July 29, 2009 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income of $137.6 million, or $1.74 per diluted common share for the three months ended June 30, 2009, compared with net income of $75.9 million, or $0.98 per diluted common share, for the three months ended June 30, 2008. Net income for the six months ended June 30, 2009 was $232.5 million, or $2.94 per diluted share, compared with $142.4 million, or $1.83 per diluted share, for the six months ended June 30, 2008.
Net operating income for the three months ended June 30, 2009 was $110.4 million, or $1.40 per diluted share, compared with net operating income of $111.7 million, or $1.45 per diluted common share, for the three months ended June 30, 2008. Net operating income for the six months ended June 30, 2009 was $210.8 million, or $2.67 per diluted share, compared with net operating income of $177.2 million, or $2.28 per diluted common share, for the six months ended June 30, 2008.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Commenting on second quarter results and 2009 business conditions, Validus’ Chairman and Chief Executive Officer Ed Noonan stated: “We are very pleased with our financial, strategic and operational achievements in the quarter. We produced an annualized operating return on average shareholders’ equity of 21.2%, diluted EPS of $1.74 and diluted operating EPS of $1.40. Our diluted book value per common share at June 30, 2009 reached $26.08 and, inclusive of our $0.20 quarterly dividend, we increased diluted book value per common share by 6.6%. We benefitted from favorable investment markets, continued strong premium growth and a near absence of notable worldwide catastrophes and other loss events. Subsequent to quarter end, we furthered our efforts to acquire IPC Holdings, Ltd. by agreeing with the board of directors of
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

IPC to sign an Agreement and Plan of Amalgamation with IPC.”
Second quarter 2009 results
Highlights for the second quarter include the following:
•	Gross premiums written of $425.0 million compared to $379.9 million for the same quarter last year, an increase of $45.1 million or 11.9%;

•	Net premiums earned of $328.2 million compared to $309.3 million for the same quarter last year, an increase of $18.9 million or 6.1%;

•	Combined ratio of 71.9% which included $13.2 million of favorable prior year loss reserve development, benefiting the loss ratio by 4.0 percentage points;

•	$11.0 million of loss expense attributable to Air France which represented 3.4 percentage points on the loss ratio;

•	Net operating income of $110.4 million, a decrease of $1.3 million or 1.1% from net operating income of $111.7 million in the second quarter of 2008, primarily reflecting increased contribution from underwriting income of $2.6 million and lower finance charges of $2.0 million, offset by lower investment income of $9.5 million;

•	Net income of $137.6 million, an increase of $61.6 million or 81.2% from net income of $75.9 million in the second quarter of 2008, reflecting a small reduction in operating income, an increase in net unrealized investment gains of $80.2 million, an increase in foreign exchange gains of $7.5 million, offset in part by non-recurring IPC related expenses of $15.9 million;

•	Annualized return on average equity of 26.4% and annualized operating return on average equity of 21.2%.
Highlights for the six months ended June 30, 2009 include the following:
•	Gross premiums written of $1,034.9 million compared to $901.5 million for the same period last year, an increase of $133.4 million or 14.8%;

•	Net premiums earned of $647.0 million compared to $601.2 million for the same period last year, an increase of $45.8 million or 7.6%;

•	Combined ratio of 73.5% which included $21.3 million of favorable prior year loss reserve development, benefiting the loss ratio by 3.3 percentage points;

•	Net operating income of $210.8 million, an increase of $33.6 million or 19.0% from net operating income of $177.2 million for the six months ended June 30, 2008, primarily reflecting increased contribution from underwriting income of $31.1 million and lower finance charges of $15.8 million, offset by lower investment income of $18.7 million;

•	Net income of $232.5 million, an increase of $90.1 million or 63.3% from net income of $142.4 million for the six months ended June 30, 2008, reflecting growth in operating income of $33.6 million, an increase in net unrealized investment gains of $117.4 million, offset in part by a change in net realized losses on investments of $31.4 million and IPC related expenses of $15.9 million;
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

•	Annualized return on average equity of 22.8% and annualized operating return on average equity of 20.7%.
Validus Re Segment Results
Gross premiums written during the second quarter of 2009 were $199.6 million, an increase of $11.8 million or 6.3% from $187.8 million in the second quarter of 2008. Gross premiums written comprised $183.9 million of property premiums, $4.0 million of marine premiums and $11.7 million of specialty premiums compared to $171.3 million of property premiums, $8.7 million of marine premiums and $7.8 million of specialty premiums in the second quarter of 2008.
Net premiums earned for the second quarter of 2009 were $163.7 million compared to $164.1 million for the second quarter of 2008, a decrease of $0.4 million or 0.3%.
The combined ratio for the quarter increased to 52.5% from 52.1% in the second quarter of 2008. The loss ratio of 25.1% included favorable prior year loss reserve development of $3.0 million (representing 1.8 percentage points on the loss ratio). The reduction in the loss ratio from 29.7% in the second quarter of 2008 was due to a lower incidence of significant second quarter property and other loss events in the second quarter of 2009, which added 6.2% to the second quarter 2008 loss ratio.
Gross premiums written during the first six months of 2009 were $609.7 million, an increase of $90.8 million or 17.5% from $518.9 million in the first six months of 2008. Gross premiums written comprised $418.6 million of property premiums, $125.5 million of marine premiums and $65.6 million of specialty premiums compared to $374.4 million of property premiums, $92.8 million of marine premiums and $51.7 million of specialty premiums in the first six months of 2008.
Net premiums earned for the first six months of 2009 were $338.1 million compared to $307.8 million for the first six months of 2008, an increase of $30.3 million or 9.8%.
The combined ratio decreased to 54.9% from 57.0% in the first six months of 2008. The loss ratio of 28.6% included favorable prior year loss reserve development of $4.8 million (representing 1.4 percentage points on the loss ratio).
Talbot Segment Results
Gross premiums written during the second quarter of 2009 were $235.1 million, compared to $197.2 million for the second quarter of 2008, an increase of $37.9 million or 19.2%. Gross premiums written comprised $78.8 million of property premiums, $82.6 million of marine premiums and $73.7 million of specialty premiums compared to $47.4 million of property premiums, $73.1 million of marine premiums and $76.7 million of specialty premiums in the second quarter of 2008.
Net premiums earned for the second quarter of 2009 were $164.5 million compared to $145.2 million for the second quarter of 2008, an increase of $19.3 million or 13.3%.
The combined ratio increased to 87.5% from 86.4% in the second quarter of 2008. The loss ratio of 50.9% included favorable prior year loss reserve development of $10.3 million (representing 6.2 percentage points on the loss ratio).
Gross premiums written during the first six months of 2009 were $463.0 million, compared to $399.0 million for the first six months of 2008, an increase of $64.0 million or 16.0%. Gross
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

premiums written comprised $139.5 million of property premiums, $175.0 million of marine premiums and $148.5 million of specialty premiums compared to $87.8 million of property premiums, $164.1 million of marine premiums and $147.1 million of specialty premiums the first six months of 2008.
Net premiums earned for the first six months of 2009 were $308.8 million compared to $293.4 million for the first six months of 2008, an increase of $15.4 million or 5.3%.
The combined ratio decreased to 89.3% from 90.3% in the first six months of 2008. The loss ratio of 51.8% included favorable prior year loss reserve development of $16.5 million (representing 5.3 percentage points on the loss ratio).
Corporate Segment Results
Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended June 30, 2009 were $5.1 million compared to $4.2 million for the three months ended June 30, 2008. Additionally, there were $15.9 million of non-recurring costs relating to the IPC transaction in the quarter. Share compensation expenses for the three months ended June 30, 2009 were $2.0 million compared to $4.5 million for the three months ended June 30, 2008. The decrease of $2.5 million was due to the vesting of a tranche of restricted stock to senior executives during the first quarter of 2009.
General and administrative expenses for the six months ended June 30, 2009 were $9.2 million compared to $11.0 million for the six months ended June 30, 2008. Share compensation expenses for the six months ended June 30, 2009 were $5.3 million compared to $8.9 million for the six months ended June 30, 2008.
Investments
Investment income was $27.0 million in the second quarter of 2009 compared to $36.4 million in the second quarter of 2008. Investment income was $53.7 million in the first six months of 2009 compared to $72.5 million in the first six months of 2008. Net investment income decreased as a result of reduced market yields and higher average cash balances. Net realized losses on investments in the quarter were $2.7 million, compared to $2.4 million of net realized losses in the second quarter of 2008. Net realized losses on investments in the six months ended June 30, 2009 were $26.1 million, compared to $5.3 million of net realized gains in the six months ended June 30, 2008.
The Company recorded $37.2 million of net unrealized gains in the three months ended June 30, 2009 and $59.4 million in the six months ended June 30, 2009. The Company recorded $43.0 million of net unrealized losses in the three months ended June 30, 2008 and $58.0 million in the six months ended June 30, 2008. The net unrealized gains in the three months ended June 30, 2009 resulted primarily from unrealized gains in non-agency RMBS and corporate bonds sectors, partially offset by unrealized losses in US government and government agency securities. At June 30, 2009, the unrealized gain on investments was $20.6 million, which represented 0.6% of total investments and cash.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Finance Expenses
Finance expenses for the three months ended June 30, 2009 were $10.8 million, decreasing from $12.8 million in the three months ended June 30, 2008. Finance expenses consisted principally of interest on the Company’s junior subordinated deferrable debentures and third-party capital costs for Talbot. The decrease primarily related to the termination of third-party capital for Talbot commencing with the 2008 year of account.
Finance expenses for the six months ended June 30, 2009 were $18.5 million, decreasing from $34.3 million in the six months ended June 30, 2008. Finance expenses consisted principally of interest on the Company’s junior subordinated deferrable debentures and third-party capital costs for Talbot. The decrease primarily related to the termination of third-party capital for Talbot commencing with the 2008 year of account.
Shareholders’ Equity and Capitalization
At June 30, 2009, shareholders’ equity was $2.2 billion. Diluted book value per common share was $26.08 compared to $24.65 at March 31, 2009. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Total capitalization at June 30, 2009 was $2.5 billion, including $304.3 million of junior subordinated deferrable debentures.
Recent Developments
On July 9, 2009, the Company announced that the boards of directors of both the Company and IPC Holdings, Ltd. (“IPC”) had approved a definitive amalgamation agreement under the terms of which, IPC shareholders will receive $7.50 in cash and 0.9727 Validus voting common shares for each IPC common share.
Completion of the transaction, which is expected to take place in the third quarter of 2009, is subject to customary closing conditions, including the Company and IPC shareholder approvals. Aquiline Capital Partners LLC, Vestar Capital Partners, and New Mountain Capital, LLC, which collectively owned approximately 38% of Validus’ outstanding voting common shares as of April 30, 2009, have agreed to vote in favor of the issuance of Validus shares in connection with the transaction. Upon closing of the transaction, the Company’s current shareholders will own approximately 62% of the combined company on a fully diluted basis, with IPC shareholders owning approximately 38%.
In connection with the signing of the Amalgamation Agreement, the Company has withdrawn and terminated its previously announced Exchange Offer for all of the outstanding common shares of IPC and has instructed BNY Mellon Shareowner Services to promptly return all IPC common shares previously tendered to the Company. Additionally, the Company has terminated its solicitation efforts in connection with its other previously announced alternative steps to complete a transaction with IPC, including a scheme of arrangement and calling of a special meeting of IPC shareholders.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Conference Call
The Company will host a conference call for analysts and investors on July 30, 2009 at 9:00 AM (Eastern) to discuss the second quarter 2009 financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-860-2442 (toll-free U.S.) or 1-412-858-4600 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 13, 2009 by dialing 1-877-344-7529 and entering the pass code 431703#.
This conference call will also be available through a live audio webcast accessible through the Investor Information section of the Company’s website located at www.validusre.bm. In addition, a financial supplement relating to our financial results for the three and six months ended June 30, 2009 is available in the Investor Information section of the Company’s website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re is rated “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	June 30,	December 31,
	2009	2008
Assets
Fixed maturities, at fair value	$2,816,536	$2,454,501
Short-term investments, at fair value	323,940	377,036
Cash and cash equivalents	390,090	449,848

Total investments and cash	3,530,566	3,281,385
Premiums receivable	679,189	408,259
Deferred acquisition costs	145,615	108,156
Prepaid reinsurance premiums	87,798	22,459
Securities lending collateral	166,496	98,954
Loss reserves recoverable	169,666	208,796
Paid losses recoverable	36,624	1,388
Net receivable for investments sold	—	490
Income taxes recoverable	1,876	1,365
Intangible assets	125,136	127,217
Goodwill	20,393	20,393
Accrued investment income	19,636	20,433
Other assets	25,455	23,185

Total assets	$5,008,450	$4,322,480

Liabilities
Reserve for losses and loss expenses	$1,311,935	$1,305,303
Unearned premiums	856,138	539,450
Reinsurance balances payable	101,004	33,042
Securities lending payable	168,923	105,688
Deferred income taxes	22,163	21,779
Net payable for investments purchased	16,346	—
Accounts payable and accrued expenses	75,672	74,184
Debentures payable	304,300	304,300

Total liabilities	2,856,481	2,383,746

Commitments and contingent liabilities

Shareholders’ equity
Common shares	$13,327	$13,235
Additional paid-in capital	1,424,378	1,412,635
Accumulated other comprehensive (loss)	(4,061)	(7,858)
Retained earnings	718,325	520,722

Total shareholders’ equity	2,151,969	1,938,734

Total liabilities and shareholders’ equity	$5,008,450	$4,322,480

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three and six months ended June 30, 2009 and 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenues
Gross premiums written	$425,032	$379,919	$1,034,924	$901,513
Reinsurance premiums ceded	(62,291)	(1,399)	(134,803)	(86,299)

Net premiums written	362,741	378,520	900,121	815,214
Change in unearned premiums	(34,541)	(69,222)	(253,162)	(214,052)

Net premiums earned	328,200	309,298	646,959	601,162
Net investment income	26,963	36,435	53,735	72,478
Realized gain on repurchase of debentures	—	8,752	—	8,752
Net realized (losses) gains on investments	(2,650)	(2,425)	(26,071)	5,319
Net unrealized gains (losses) on investments	37,249	(42,982)	59,402	(57,959)
Other income	1,017	1,462	1,774	2,397
Foreign exchange gains	8,432	911	4,232	9,090

Total revenues	399,211	311,451	740,031	641,239
Expenses
Losses and loss expenses	124,751	122,089	256,585	262,113
Policy acquisition costs	64,438	56,419	125,887	113,120
General and administrative expenses	41,200	33,912	79,279	71,019
Share compensation expenses	5,632	7,271	12,986	13,806
Finance expenses	10,752	12,762	18,475	34,279
Transaction expenses (a)	15,851	—	15,851	—

Total expenses	262,624	232,453	509,063	494,337

Net income before taxes	136,587	78,998	230,968	146,902
Income tax benefit (expense)	976	(3,077)	1,502	(4,506)

Net income	$137,563	$75,921	232,470	$142,396

Comprehensive income
Foreign currency translation adjustments	3,993	10	3,797	77

Comprehensive income	$141,556	$75,931	236,267	$142,473

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	76,138,038	74,233,425	75,941,308	74,221,398
Diluted	78,942,065	77,257,545	79,022,355	77,793,636

Basic earnings per share	$1.79	$1.00	$3.02	$1.87

Diluted earnings per share	$1.74	$0.98	$2.94	$1.83

Cash dividends declared per share	$0.20	$0.20	$0.40	$0.40

(a)	The transaction expenses relates to costs incurred in relation to the agreement and plan of amalgamation with IPC Holdings, Ltd.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended June 30, 2009
(expressed in thousands of U.S. dollars, except share amounts)

			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$199,560	$235,113	$(9,641)	$425,032
Reinsurance premiums ceded	(43,070)	(28,862)	9,641	(62,291)

Net premiums written	156,490	206,251	—	362,741
Change in unearned premiums	7,207	(41,748)	—	(34,541)

Net premiums earned	163,697	164,503	—	328,200
Losses and loss expenses	41,121	83,630	—	124,751
Policy acquisition costs	29,120	36,114	(796)	64,438
General and administrative expenses	14,149	21,927	5,124	41,200
Share compensation expense	1,548	2,098	1,986	5,632

Underwriting income	$77,759	$20,734	$(6,314)	$92,179

Net investment income	20,783	7,693	(1,513)	26,963
Other income	902	911	(796)	1,017
Finance expenses	(477)	(3,339)	(6,936)	(10,752)

Operating income before taxes	98,967	25,999	(15,559)	109,407
Income tax (expense) benefit	(28)	1,004	—	976

Net operating income	$98,939	$27,003	$(15,559)	$110,383

Net realized (losses) on investments	(2,140)	(510)	—	(2,650)
Net unrealized gains on investments	35,793	1,456	—	37,249
Foreign exchange gains	1,827	6,549	56	8,432
Transaction expenses (a)	—	—	(15,851)	(15,851)

Net income	$134,419	$34,498	$(31,354)	$137,563

Losses and loss expense ratio	25.1%	50.8%		38.0%
Policy acquisition cost ratio	17.8%	22.0%		19.6%
General and administrative expense ratio	9.6%	14.6%		14.3%

Expense ratio	27.4%	36.6%		33.9%

Combined ratio	52.5%	87.4%		71.9%

(a)	The transaction expenses relates to costs incurred in relation to the agreement and plan of amalgamation with IPC Holdings, Ltd.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended June 30, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended June 30 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$187,820	$197,235	$(5,136)	$379,919
Reinsurance premiums ceded	(1,208)	(5,327)	5,136	(1,399)

Net premiums written	186,612	191,908	—	378,520
Change in unearned premiums	(22,500)	(46,722)	—	(69,222)

Net premiums earned	164,112	145,186	—	309,298
Losses and loss expense	48,677	73,412	—	122,089
Policy acquisition costs	25,309	31,134	(24)	56,419
General and administrative expenses	9,955	19,787	4,170	33,912
Stock compensation expenses	1,597	1,126	4,548	7,271

Underwriting income	$78,574	$19,727	$(8,694)	$89,607

Net investment income	25,725	11,726	(1,016)	36,435
Other income	24	1,462	(24)	1,462
Finance expenses	(88)	(5,400)	(7,274)	(12,762)

Operating income before taxes	104,235	27,515	(17,008)	114,742
Income tax expense	(20)	(3,057)	—	(3,077)

Net operating income	$104,215	$24,458	$(17,008)	$111,665

Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized (losses) gains on investments	(3,260)	835	—	(2,425)
Net unrealized losses on investments	(24,059)	(18,923)	—	(42,982)
Foreign exchange (loss) gains	(403)	1,314	—	911

Net income	$76,493	$7,684	$(8,256)	$75,921

Loss and loss expense ratio	29.7%	50.6%		39.5%
Policy acquisition cost ratio	15.4%	21.4%		18.2%
General and administrative expense ratio	7.0%	14.4%		13.3%

Expense ratio	22.4%	35.8%		31.5%

Combined ratio	52.1%	86.4%		71.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the six months ended June 30, 2009
(expressed in thousands of U.S. dollars, except share amounts)

	Six months ended June 30, 2009
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$609,686	$463,033	$(37,795)	$1,034,924
Reinsurance premiums ceded	(56,359)	(116,239)	37,795	(134,803)

Net premiums written	553,327	346,794	—	900,121
Change in unearned premiums	(215,183)	(37,979)	—	(253,162)

Net premiums earned	338,144	308,815	—	646,959
Losses and loss expenses	96,583	160,002	—	256,585
Policy acquisition costs	57,697	69,271	(1,081)	125,887
General and administrative expenses	27,941	42,141	9,197	79,279
Share compensation expense	3,220	4,433	5,333	12,986

Underwriting income	$152,703	$32,968	$(13,449)	$172,222

Net investment income	41,569	15,187	(3,021)	53,735
Other income	1,187	1,668	(1,081)	1,774
Finance expenses	(840)	(3,762)	(13,873)	(18,475)

Operating income before taxes	194,619	46,061	(31,424)	209,256
Income tax (expense) benefit	(66)	1,568	—	1,502

Net operating income	$194,553	$47,629	$(31,424)	$210,758

Net realized (losses) on investments	(19,679)	(6,392)	—	(26,071)
Net unrealized gains on investments	54,800	4,602	—	59,402
Foreign exchange (losses) gains	(1,380)	5,556	56	4,232
Transaction expenses (a)	—	—	(15,851)	(15,851)

Net income	$228,294	$51,395	$(47,219)	$232,470

Losses and loss expense ratio	28.6%	51.8%		39.7%
Policy acquisition cost ratio	17.1%	22.4%		19.5%
General and administrative expense ratio	9.2%	15.1%		14.3%

Expense ratio	26.3%	37.5%		33.8%

Combined ratio	54.9%	89.3%		73.5%

(a)	The transaction expenses relates to costs incurred in relation to the agreement and plan of amalgamation with IPC Holdings, Ltd.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the six months ended June 30, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Six months ended June 30, 2008
			Corporate
			&
	Validus Re	Talbot	Elimination	Total
Gross premiums written	$518,869	$399,028	$(16,384)	$901,513
Reinsurance premiums ceded	(24,951)	(77,732)	16,384	(86,299)

Net premiums written	493,918	321,296	—	815,214
Change in unearned premiums	(186,151)	(27,901)	—	(214,052)

Net premiums earned	307,767	293,395	—	601,162
Losses and loss expense	107,591	154,522	—	262,113
Policy acquisition costs	45,712	67,432	(24)	113,120
General and administrative expenses	19,334	40,710	10,975	71,019
Stock compensation expenses	2,823	2,102	8,881	13,806

Underwriting income	$132,307	$28,629	$(19,832)	$141,104

Net investment income	50,752	22,708	(982)	72,478
Other income	24	2,397	(24)	2,397
Finance expenses	(442)	(18,620)	(15,217)	(34,279)

Operating income before taxes	182,641	35,114	(36,055)	181,700
Income tax expense	(48)	(4,458)	—	(4,506)

Net operating income	$182,593	$30,656	$(36,055)	$177,194

Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized (losses) gains on investments	(1,183)	6,502	—	5,319
Net unrealized losses on investments	(42,671)	(15,288)	—	(57,959)
Foreign exchange gains	7,272	1,818	—	9,090

Net income	$146,011	$23,688	$(27,303)	$142,396

Loss and loss expense ratio	35.0%	52.7%		43.6%
Policy acquisition cost ratio	14.9%	23.0%		18.8%
General and administrative expense ratio	7.1%	14.6%		14.1%

Expense ratio	22.0%	37.6%		32.9%

Combined ratio	57.0%	90.3%		76.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2009 and 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Net income	$137,563	$75,921	$232,470	$142,396

Adjustment for realize gain on repurchase of debentures	—	(8,752)	—	(8,752)
Adjustment for net realized (gains) on investments	2,650	2,425	26,071	(5,319)
Adjustment for net unrealized losses (gains) on investments	(37,249)	42,982	(59,402)	57,959
Adjustment for foreign exchange (gains)	(8,432)	(911)	(4,232)	(9,090)
Adjustment for transaction expenses	15,851	—	15,851	—

Net operating income	$110,383	111,665	$210,758	$177,194

Net income	$137,563	$75,921	$232,470	$142,396
Less: Dividends and distributions declared on outstanding warrants	—	—	—	—

Net income available to common shareholders	$137,563	$75,921	$232,470	$142,396

Net income per share — diluted	$1.74	$0.98	$2.94	$1.83

Adjustment for realize gain on repurchase of debentures	—	(0.11)	—	(0.11)
Adjustment for net realized losses (gains) on investments	0.03	0.03	0.33	(0.07)
Adjustment for net unrealized (gains) losses on investments	(0.47)	0.56	(0.75)	0.75
Adjustment for foreign exchange losses (gains)	(0.10)	(0.01)	(0.05)	(0.12)
Adjustment for transaction expenses	0.20	—	0.20	—

Net operating income per share — diluted	$1.40	$1.45	$2.67	$2.28

Weighted average number of common shares and common share equivalents — diluted	78,942,065	77,257,545	79,022,355	77,793,636

Net operating income	$110,383	$111,665	$210,758	$177,194

Average shareholders’ equity	2,087,478	2,023,720	2,037,896	1,994,080

Annualized net operating return on average equity	21.2%	22.1%	20.7%	17.8%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Common Share
As at June 30, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	At June 30, 2009
			Exercise	Book value per
	Equity amount	Shares	Price	share
Book value per common share
Total shareholders’ equity	$2,151,969	76,151,473		$28.26

Diluted book value per common share
Total shareholders’ equity	$2,151,969	76,151,473
Assumed exercise of outstanding warrants	139,576	7,952,138	$17.55
Assumed exercise of outstanding stock options	50,904	2,793,402	$18.22
Unvested restricted shares		2,928,813

Diluted book value per common share	$2,342,449	89,825,826		$26.08

	At December 31, 2008
			Exercise	Book value per
	Equity amount	Shares	Price	share
Book value per common share
Total shareholders’ equity	$1,938,734	75,624,697		$25.64

Diluted book value per common share
Total shareholders’ equity	$1,938,734	75,624,697
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding stock options	51,043	2,799,938	$18.23
Unvested restricted shares	—	2,986,619

Diluted book value per common share	$2,142,093	90,091,403		$23.78

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings Ltd.
Pro Forma Combined Balanced Sheet
As at June 30, 2009
(expressed in thousands of U.S. dollars, except share and per share information)

			IPC Holdings
	Historical		Ltd.
	Validus	Historical IPC	accounting	Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Consolidated
Assets
Fixed maturities, at fair value	$2,816,536	$1,706,461	$—	$4,522,997
Short-term investments, at fair value	323,940	—	—	323,940
Equity investments, at fair value	—	329,986	—	329,986
Cash and cash equivalents	390,090	272,049	(502,727)	159,412

Total investments and cash	3,530,566	2,308,496	(502,727	5,336,335
Premiums receivable	679,189	244,737	(133)	923,793
Deferred acquisition costs	145,615	26,634	—	172,249
Prepaid reinsurance premiums	87,798	4,851	(133)	92,516
Securities lending collateral	166,496	—	—	166,496
Loss reserves recoverable	169,666	3,168	—	172,834
Paid losses recoverable	36,624	—	—	36,624
Income taxes recoverable	1,876	—	—	1,876
Intangible assets	125,136	—	—	125,136
Goodwill	20,393	—	—	20,393
Accrued investment income	19,636	20,761	—	40,397
Other assets	25,455	4,021	—	29,476

Total assets	$5,008,450	$2,612,668	$(502,993)	$7,118,125

Liabilities
Reserve for losses and loss expense	1,311,935	320,322	—	1,632,257
Unearned premiums	$856,138	$248,797	$(133)	$1,104,802
Reinsurance balances payable	101,004	4,828	(133)	105,699
Securities lending payable	168,923	—	—	168,923
Deferred taxation	22,163	—	—	22,163
Net payable for investments purchased	16,346	—	—	16,346
Accounts payable and accrued expenses	75,672	24,503	—	100,175
Debentures payable	304,300	—	—	304,300

Total liabilities	$2,856,481	$598,450	$(266)	$3,454,665

Shareholders’ equity
Ordinary shares	13,327	562	9,062	22,951
Additional paid-in capital	1,424,378	1,093,965	170,059	2,688,402
Accumulated other comprehensive (loss) income	(4,061)	(173)	173	(4,061)
Retained earnings (deficit)	718,325	919,864	(682,021)	956,168

Total shareholders’ equity	2,151,969	2,014,218	(502,727)	3,663,460

Total liabilities and shareholders’ equity	$5,008,450	$2,612,668	$(502,993)	$7,118,125

Book value per share

Common shares outstanding	76,151,473	56,078,931	54,552,393	130,703,866
Common shares and common share equivalents outstanding	89,825,826	57,046,895	55,493,931	145,319,757

Book value per common share	$28.26	$35.92		$28.03
Diluted book value per common share	$26.08	$35.62		$26.64
Diluted tangible book value per common share	$24.46	$35.62		$25.64
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings Ltd.
Pro Forma Combined Income Statement
For the six months ended June 30, 2009
(expressed in thousands of U.S. dollars, except share and per share information)

	Historical		Pro Forma
	Validus	Historical IPC	Purchase	Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Consolidated
Revenues
Gross premiums written	$1,034,924	$362,159	$(265)	$1,396,818
Reinsurance premiums ceded	(134,803)	(6,615)	265	(141,153)

Net premiums written	900,121	355,544	—	1,255,665
Change in unearned premiums	(253,162)	(160,638)	—	(413,800)

Net premiums earned	646,959	194,906	—	841,865
Net investment income	53,735	43,145	(7,893)	88,987
Net realized (losses) gains on investments	(26,071)	1,162	—	(24,909)
Net unrealized gains on investments	59,402	40,651	—	100,053
Other income	1,774	26	—	1,800
Foreign exchange gains (losses)	4,232	(1,467)	—	2,765

Total revenues	740,031	278,423	(7,893)	1,010,561

Expenses
Losses and loss expenses	256,585	30,692	—	287,277
Policy acquisition costs	125,887	19,744	—	145,631
General and administrative expenses	95,130	40,513	(36,302)	99,341
Share compensation expenses	12,986	4,964	—	17,950
Finance expenses	18,475	383	—	18,858

Total expenses	509,063	96,296	(36,302)	569,057

Income before taxes	230,968	182,127	28,409	441,504

Income tax benefit	1,502	—	—	1,502

Net income	$232,470	$182,127	$28,409	$443,006

Preferred dividend and warrant dividend	3,326	—	—	3,326

Net income available to common shareholders	$229,144	$182,127	$28,409	$439,680

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

Basic	75,941,308	55,943,928	54,552,393	130,493,701
Diluted	79,022,355	55,954,235	54,997,854	134,020,209

Basic earnings per common share	$3.02	$3.26		$3.37
Diluted earnings per common share	$2.94	$3.25		$3.31
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings Ltd.
Pro Forma Combined Income Statement
For the three months ended June 30, 2009
(expressed in thousands of U.S. dollars, except share and per share information)

	Historical		Pro Forma
	Validus	Historical IPC	Purchase	Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Consolidated
Revenues
Gross premiums written	$425,032	$127,549	$—	$552,581
Reinsurance premiums ceded	(62,291)	(3,461)	—	(65,752)

Net premiums written	362,741	124,088	—	486,829
Change in unearned premiums	(34,541)	(27,890)	—	(62,431)

Net premiums earned	328,200	96,198	—	424,398
Net investment income	26,963	21,279	(3,702)	44,540
Net realized (losses) gains on investments	(2,650)	5,080	—	2,430
Net unrealized gains on investments	37,249	72,305	—	109,554
Other income	1,017	19	—	1,036
Foreign exchange gains	8,432	1,679	—	10,111

Total revenues	399,211	196,560	(3,702)	592,069

Expenses
Losses and loss expenses	124,751	(8,417)	—	116,334
Policy acquisition costs	64,438	9,906	—	74,344
General and administrative expenses	57,051	18,721	(24,664)	51,108
Share compensation expenses	5,632	2,475	—	8,107
Finance expenses	10,752	—	—	10,752

Total expenses	262,624	22,685	(24,664)	260,645

Income before taxes	136,587	173,875	20,962	331,424

Income tax benefit	976	—	—	976

Net income	$137,563	$173,875	$20,962	$332,400

Preferred dividend and warrant dividend	1,590	—	—	1,590

Net income available to common shareholders	$135,973	$173,875	$20,962	$330,810

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

Basic	76,138,038	55,984,116	54,679,419	130,817,457
Diluted	78,942,065	55,990,946	55,036,063	133,978,128

Basic earnings per common share	$1.79	3.11		2.53
Diluted earnings per common share	$1.74	3.11		2.48
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings Ltd.
Pro Forma Combined Income Statement
For the three months ended March 31, 2009
(expressed in thousands of U.S. dollars, except share and per share information)

	Historical		Pro Forma
	Validus	Historical IPC	Purchase	Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Consolidated
Revenues
Gross premiums written	$609,892	$234,610	$(265)	$844,237
Reinsurance premiums ceded	(72,512)	(3,154)	265	(75,401)

Net premiums written	537,380	231,456	—	768,836
Change in unearned premiums	(218,621)	(132,748)	—	(351,369)

Net premiums earned	318,759	98,708	—	417,467
Net investment income	26,772	21,866	(4,191)	44,447
Net realized (losses) on investments	(23,421)	(3,918)	—	(27,339)
Net unrealized gains (losses) on investments	22,153	(31,654)	—	(9,501)
Other income	757	7	—	764
Foreign exchange (losses)	(4,200)	(3,146)	—	(7,346)

Total revenues	340,820	81,863	(4,191)	418,492

Expenses
Losses and loss expenses	131,834	39,109	—	170,943
Policy acquisition costs	61,449	9,838	—	71,287
General and administrative expenses	38,079	21,792	(11,638)	48,233
Share compensation expenses	7,354	2,489	—	9,843
Finance expenses	7,723	383	—	8,106

Total expenses	246,439	73,611	(11,638)	308,412

Income before taxes	94,381	8,252	7,447	110,080

Income tax benefit	526	—	—	526

Net income	$94,907	$8,252	$7,447	$110,606

Preferred dividend and warrant dividend	1,736	—	—	1,736

Net income available to common shareholders	$93,171	$8,252	$7,447	$108,870

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

Basic	75,744,577	55,903,740	54,425,368	130,169,945
Diluted	79,102,643	55,916,256	54,959,647	134,062,290

Basic earnings per common share	$1.23	$0.15		$0.84
Diluted earnings per common share	$1.20	$0.15		$0.83
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings Ltd.
Pro Forma Combined Income Statement
For the year ended December 31, 2008
(expressed in thousands of U.S. dollars, except share and per share information)

	Historical		Pro Forma
	Validus	Historical IPC	Purchase	Pro Forma
	Holdings Ltd.	Holdings Ltd.	adjustments	Consolidated
Revenues
Gross premiums written	$1,362,484	$403,395	$(251)	$1,765,628
Reinsurance premiums ceded	(124,160)	(6,122)	251	(130,031)

Net premiums written	1,238,324	397,273	—	1,635,597
Change in unearned premiums	18,194	(9,906)	—	8,288

Net premiums earned	1,256,518	387,367	—	1,643,885
Net investment income	139,528	94,105	(20,203)	213,430
Realized gain on repurchase of debentures	8,752	—	—	8,752
Net realized (losses) gains on investments	(1,591)	49,290	—	47,699
Net unrealized (losses) on investments	(79,707)	(217,498)	—	(297,205)
Other income	5,264	65	—	5,329
Foreign exchange (losses)	(49,397)	(1,848)		(51,245)

Total revenues	1,279,367	311,481	(20,203)	1,570,645

Expenses
Losses and loss expenses	772,154	155,632	—	927,786
Policy acquisition costs	234,951	36,429	—	271,380
General and administrative expenses	123,948	20,689	—	144,637
Share compensation expenses	27,097	5,625	—	32,722
Finance expenses	57,318	2,659	—	59,977

Total expenses	1,215,468	221,034	—	1,436,502

Income before taxes	63,899	90,447	(20,203)	134,143

Income tax expense	(10,788)	—	—	(10,788)

Net income	$53,111	$90,447	$(20,203)	$123,355

Preferred dividend and warrant dividend	6,947	14,939	(14,939)	6,947

Net income available to common shareholders	$46,164	$75,508	$(5,264)	$116,408

Earnings per share

Weighted average number of common shares and common share equivalents outstanding

Basic	74,677,903	52,124,034	54,426,286	129,104,189
Diluted	75,819,413	59,301,939	54,960,566	130,779,979

Basic earnings per common share	$0.62	$1.45		$0.90
Diluted earnings per common share	$0.61	$1.45		$0.89
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect its current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “confident,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. The parties believe that these factors include, but are not limited to, the following: 1) Validus and IPC may be unable to complete the proposed amalgamation because, among other reasons, conditions to the closing of the proposed amalgamation may not be satisfied or waived; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed amalgamation; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus’ limited operating history; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or IPC’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses Validus may acquire or new business ventures Validus may start; 18) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed amalgamation, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of any legal proceedings to the extent initiated against Validus, IPC and others following the announcement of the proposed amalgamation, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income per share underwriting income, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statement of Operations” above. Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Additional information about the proposed amalgamation and where to find it:
The issuance of Validus shares to IPC shareholders in the amalgamation will be submitted to shareholders of Validus for their consideration. The proposed amalgamation will be submitted to shareholders of IPC for their consideration. On July 16, 2009, Validus filed a Registration Statement on Form S-4 that contains a preliminary joint proxy statement/prospectus for the proposed amalgamation. These materials are not yet final and will be amended or supplemented. Validus and IPC shareholders are urged to read the preliminary joint proxy statement/prospectus and, when filed, the definitive version thereof, and any other relevant documents filed with the SEC because they contain and will contain important information. This press release is not a substitute for the joint proxy statement/prospectus or any other documents which Validus or IPC may file with the SEC and send to their respective shareholders in connection with the proposed amalgamation.
The preliminary joint proxy statement/prospectus filed on July 16, 2009 is, and the definitive version of the joint proxy statement/prospectus and other relevant materials, when filed, will be, available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000, or IPC through John Weale, Interim President and Chief Executive Officer, at +1-441-298-5100.
This press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a proxy statement/prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Participants in the Solicitation:
Validus and IPC and their directors and executive officers are deemed to be participants in any solicitation of Validus and IPC shareholders in connection with the proposed amalgamation. Information about Validus’ directors and executive officers is available in Validus’ definitive proxy statement, dated March 25, 2009, for its 2009 annual general meeting of shareholders. Information about IPC’s directors and executive officers is available in IPC’s Amendment No. 1 to Form 10-K, dated April 30, 2009, for the fiscal year ended December 31, 2008.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm